EXHIBIT 21.1

SUBSIDIARIES

Modiv Operating Partnership, LP, a Delaware LP

modiv, LLC, a Delaware LLC

Rich Uncles NNN REIT Operator, LLC, a Delaware LLC

modiv TRS, LLC, a Delaware LLC

Modiv Advisors, LLC, a Delaware LLC

Modiv Venture Fund, LLC, a Delaware LLC

Modiv Divisibles, LLC, a Delaware LLC

REITless Impact Opportunity Zone Strategies LLC, a Delaware LLC

Modiv Acquisition Corp.

RU Accredo Orlando FL, LLC

RU DG OHPAME6, LLC

RU Dana Cedar Park TX, LLC

RU NG Melbourne FL, LLC

RU Harley Bedford TX, LLC

RU EXP Maitland FL, LLC

RU WS Summerlin NV, LLC

RU Wyndham Summerlin NV, LLC

RU Omnicare Richmond VA, LLC

RU 9655 Reading Road Cincinnati OH, LLC

RU Martin Santa Clara CA, LLC

RU 8825 Statesville Road Charlotte NC, LLC

RU 6877-6971 West Frye Road Chandler AZ, LLC

RU Fairview Drive DeKalb IL, LLC

RU Elm Hill Pike Nashville TN, LLC

RU NG Parcel Melbourne FL, LLC

RU Amberton Parkway Dallas TX, LLC

RU Windsor IV Richmond VA, LLC

RU SE 51st Street Issaquah WA, LLC

RU South Avenue Yuma AZ, LLC

RU Levins Sacramento, LLC

RU DG Bakersfield, LLC

RU PMI San Carlos, LLC

RU Eco Thrift Sacramento, LLC

RU GSA Vacaville, LLC

RU Pre K San Antonio, LLC

RU DT Morrow GA, LLC

RU WAG Santa Maria, LLC

RU ITW Sky Park LLC

RU Gap Rocklin, LLC

RU DG Big Spring, LLC

RU Sutter Rancho Cordova, LLC

RU L3 Carlsbad, LLC

Modiv RC 19110 Stone Oak Pkwy San Antonio TX LLC

Modiv Midwest WAG 10, LLC

Modiv Arrow Archbold OH, LLC

MDV Trophy Carson CA LLC

MDV of Saint Paul MN LLC

MDV LINPRE 8, LLC